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                                                              EXHIBIT 23.2

           CONSENT OF ERNEST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-43252; 33-74610 and 33-89412) pertaining to 1989 Special
Nonqualified Stock Option and Stock Purchase Plan of our report dated July 18, 1996, with respect to the financial statements of Cortex Pharmaceuticals, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 1995.

                                          /s/ Ernest & Young LLP
                                          ----------------------
                                          ERNEST & YOUNG LLP


San Diego, California
September 9, 1996